UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 7, 2007

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

RAINING DATA CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 7, 2007, the Board of Directors (the “Board”) of Raining Data Corporation (the “Registrant”) appointed Philip D. Barrett as a director to serve on the Board and the Audit Committee of the Board.  Mr. Barrett is the chairman and co-owner of Machine Sciences Corporation, a private company he co-founded in July 2001, that specializes in the manufacturing of high precision machined parts for the aerospace and optics industries.  Mr. Barrett also serves as managing partner of Barrett Hill Vineyards and Winery, a private company he founded in March 2005.  In July 1998, Mr. Barrett was appointed a director of Omnis Technology Corporation (“Omnis”) and served as its chairman from December 1998 until November 2000 in connection with Omnis’ merger with PickAx, Inc.  The successor entity of such merger is the Registrant.

Mr. Barrett received his Bachelor of Arts in Accounting from Seattle Pacific University and his Masters of Business Administration from the University of Rhode Island.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On November 7, 2007, the Board amended the Registrant’s Amended and Restated Bylaws (the “Bylaws”).  Sections 6.1 and 6.3 of the Bylaws were amended to permit the Registrant’s securities listed on The Nasdaq Stock Market (“Nasdaq”) to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, pursuant to Rule 4350(l) of the Marketplace Rules of Nasdaq.  A copy of the Bylaws, as amended, are attached hereto as Exhibit 3.1, and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINING DATA CORPORATION

Dated: November 13, 2007	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Registrant